Exhibit 10.4
EXHIBIT C

FORM OF

STOCKHOLDER AGREEMENT

This STOCKHOLDER AGREEMENT, dated as of [_______], 2010 (this “Agreement”), is entered into by and between Plains Exploration & Production Company, a Delaware corporation (“PXP”), and McMoRan Exploration Co., a Delaware corporation (“McMoRan”).  McMoRan and PXP are sometimes referred to collectively as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, McMoRan, McMoRan Oil & Gas LLC, a Delaware limited liability company, McMoRan GOM, LLC, a Delaware limited liability company, McMoRan Offshore LLC, a Delaware limited liability company, PXP, PXP Gulf Properties LLC, a Delaware limited liability company (“PXP Gulf”), and PXP Offshore LLC, a Delaware limited liability company (“PXP Offshore”), have entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 19, 2010, pursuant to which McMoRan will acquire PXP Gulf and PXP Offshore in exchange for cash and shares of common stock, par value $0.01 per share, of McMoRan (the “McMoRan Common Stock”); and

WHEREAS, to induce PXP to enter into the Merger Agreement and to consummate the transactions contemplated thereby, McMoRan is required to deliver this Agreement, duly executed by McMoRan, to PXP contemporaneously with the closing of the transactions contemplated by the Merger Agreement; and

WHEREAS, McMoRan believes it to be in the best interests of McMoRan and its stockholders, and PXP believes it to be in the best interests of PXP and its stockholders, to have certain agreements in respect of PXP’s right to designate members of the board of directors of McMoRan (the “Board”) pursuant to the terms of this Agreement; and

WHEREAS, the Board has unanimously authorized and approved this Agreement and determined that this Agreement and the transactions contemplated hereby are in the best interests of McMoRan and its stockholders;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Party hereto, the Parties hereby agree as follows:

AGREEMENT

Section 1.    Defined Terms  The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

“Agreement” shall have the meaning specified in the introductory paragraph of this Agreement.

“Beneficially Own,” “Beneficial Owner” and “Beneficial Ownership” mean ownership of securities as a “Beneficial Owner” under Rule 13d-3 under the Exchange Act.

“Board” shall have the meaning specified in the Recitals to this Agreement.

“Designated Director” shall have the meaning specified in Section 2(a) of this Agreement.

“McMoRan” shall have the meaning specified in the introductory paragraph of this Agreement.

“McMoRan Charter” means the Amended and Restated Certificate of Incorporation of McMoRan, as in effect on the date hereof.

“McMoRan Common Stock” shall have the meaning specified in the Recitals to this Agreement.

“Merger Agreement” shall have the meaning specified in the Recitals to this Agreement.

“NYSE” means the New York Stock Exchange.

“Party” or “Parties” shall have the meaning specified in the introductory paragraph of this Agreement.

“PXP” shall have the meaning specified in the introductory paragraph of this Agreement.

“PXP Credit Agreement” means the Amended and Restated Credit Agreement dated August 3, 2010 between PXP, as borrower, JPMorgan Chase Bank, N.A., as administrative agent and the lenders and agents from time to time party thereto.

“PXP Gulf” shall have the meaning specified in the Recitals of this Agreement.

“PXP Offshore” shall have the meaning specified in the Recitals of this Agreement.

“Resignation Event” means, with respect to a Designated Director, that such Designated Director, as determined by the Board in good faith following compliance with the procedures set forth below in this definition when applicable, (A) is prohibited or disqualified from serving as a director of McMoRan under any rule or regulation of the SEC or NYSE or by applicable law; (B) has engaged in acts or omissions constituting a breach of such Designated Director’s duty of loyalty to McMoRan or its stockholders; (C) has engaged in any transaction involving McMoRan from which such Designated Director derived an improper personal benefit; or (D) has engaged in acts or omissions which involve intentional misconduct, intentional violation of law or crimes of moral turpitude.

“Transfer” shall have the meaning specified in Section 6(a) of this Agreement.

Section 2.        Director Designation Rights.

(a) On or prior to the date hereof, the Board has adopted resolutions that (i) increase the number of individuals that constitute the whole Board by two persons, and (ii) resolved to fill the newly-created directorships, effective as of the date hereof, with individuals designated by PXP (each, a “Designated Director”).  Each time the Board appoints a Designated Director, it will also adopt resolutions such that each Designated Director (a) qualifies as a “Continuing Director” for purposes of the indenture governing McMoRan’s 11.875% Senior Notes due 2014 and (b)  will not be in the class of persons serving on the Board that could result in (x) a “Change of Control” as defined clause (iii) of the definition thereof in McMoRan’s indenture governing its 5-1/4% Convertible Senior Notes due 2011, (y) a “Change in Control” as defined on clause (b) of the definition thereof in McMoRan’s Amended and Restated Credit Agreement dated as of August 6. 2007, as amended, or (z) a similar change of control under any other agreement to which McMoRan is a party.

(b) For so long as PXP and its Affiliates are the Beneficial Owners of at least 10% of the issued and outstanding shares of McMoRan Common Stock, then PXP shall have the right to designate two Designated Directors.  In the event that PXP and its Affiliates are the Beneficial Owners of less than 10% but at least 5% of the issued and outstanding shares of McMoRan Common Stock, then PXP shall have the right to designate one Designated Director.  In the event that PXP and its Affiliates are the Beneficial Owners of less than 5% of the issued and outstanding shares of McMoRan Common Stock, PXP shall have no right to designate any directors to the Board.

(c) Each Designated Director shall, in the reasonable judgment of McMoRan, (i) have the requisite skill and experience to serve as a director of a publicly traded company, (ii) not be prohibited or disqualified from serving as a director of McMoRan pursuant to any rule or regulation of the SEC or NYSE or by applicable law, and (iii) have not engaged in (A) acts or omissions constituting a breach of such Designated Director’s duty of loyalty to any organization, (B) any transaction from which such Designated Director derived an improper personal benefit, or (C) acts or omissions that involve intentional misconduct, intentional violation of law or crimes of moral turpitude.  PXP shall timely provide, and shall use its commercially reasonable efforts to cause the Designated Directors to timely provide, McMoRan with accurate and complete information relating to PXP and the Designated Directors that may be required to be disclosed by McMoRan under the Securities Act or the Exchange Act.  In addition, at McMoRan’s request, PXP shall cause the Designated Directors to complete and execute McMoRan’s standard director and officer questionnaire prior to being admitted to the Board or standing for reelection at an annual meeting of stockholders or at such other time as may be reasonably requested by McMoRan.  The Parties agree that the initial Designated Directors shall be [ ].

(d) Not less than one hundred twenty (120) days prior to each annual meeting of stockholders of McMoRan (assuming for these purposes that each such annual meeting shall be held on the anniversary of the prior year’s annual meeting), PXP shall provide McMoRan with written notice of the names of the Designated Directors to be nominated for election at such meeting.  Within ten (10) days after receipt of such notice, McMoRan shall provide PXP with written notice as to whether the Designated Directors satisfy the requirements of Section 2(c).  If it is determined that a Designated Director does not satisfy the requirements of Section 2(c), then PXP shall continue to appoint replacement designees in a like manner until Section 2(c) has been satisfied.

(e) In accordance with the terms herein, McMoRan shall nominate each Designated Director for election to the Board at each annual meeting of stockholders.  If elected, each Designated Director will hold office until his or her term expires and such Designated Director’s successor has been duly elected and qualified or until such Designated Director’s earlier death, resignation or removal.

(f) Prior to the termination of rights to designate directors as provided herein:

(i) in connection with each annual meeting of stockholders, and subject to Section 2(c), the Board shall (A) nominate the Designated Directors for election at such meeting and (B) shall not submit to McMoRan’s stockholders a greater number of Board nominees for election at such meeting than positions to be filled by election at such meeting;

(ii) in connection with each annual meeting of stockholders, and subject to the provisions of this Section 2, McMoRan will take all actions necessary or advisable to cause the Board to recommend that stockholders vote “FOR” the election of each Designated Director and to solicit proxies in favor of each Designated Director at any such meeting;

(iii) PXP shall, and shall cause each Affiliate of PXP holding shares of McMoRan Common Stock to, at any annual or special meeting of stockholders of McMoRan, however called, including any adjournment or postponement thereof, appear at each such meeting or otherwise cause its shares of McMoRan Common Stock to be counted as present thereat for purposes of calculating a quorum;

(iv) if a Designated Director is nominated and not elected at the annual meeting of stockholders, then PXP shall provide McMoRan the name of a replacement director and, provided that such person satisfies the requirements of Section 2(c),  the Board and McMoRan shall take such action as may be necessary to appoint such person to serve as a Designated Director to the Board, including, if applicable, increasing the size of the Board and appointing such Designated Director to fill the newly-created directorship;

(v) any Designated Director may be removed for cause pursuant to and in accordance with Article VI.5. of the McMoRan Charter;

(vi) upon written notice from McMoRan to PXP that a Resignation Event has occurred, which notice shall set forth in reasonable detail the facts and circumstances constituting the Resignation Event, PXP will cause the applicable Designated Director to resign as a member of the Board within two (2) Business Days of such written notice, and any vacancy created by such resignation shall be filled by the Board with an individual designated by PXP who, subject to Section 2(c) of this Agreement, shall become a Designated Director; and

(vii) if a Designated Director ceases to continue in office for any reason, PXP shall designate a replacement director and, subject to Section 2(c), the Board shall take such action as is necessary or appropriate to cause such replacement director to be appointed to the vacancy on the Board created by the Designated Directors ceasing to serve on the Board.

(g) At least one Designated Director shall be a member of the executive committee of the Board or its equivalent, if any.

(h) Prior to making a determination that any Resignation Event has occurred, the Board shall provide such Designated Director with proper notice of a meeting of the Board to discuss and, if applicable, to dispute the proposed determination.  At such duly called and held Board meeting, the Board shall provide such Designated Director with a reasonable opportunity to be heard and to present information relevant to the Board’s proposed determination.  The Board may make a determination that a Resignation Event has occurred only following its consideration in good faith of such information presented by such Designated Director.

(i) Prior to designating a Designated Director, PXP shall enter into a written agreement with such Designated Director whereby such Designated Director agrees to resign as a member of the Board upon a Resignation Event or as otherwise provided therein.  PXP acknowledges and agrees that such an agreement is in the best interest of McMoRan and PXP, and that McMoRan shall be a third-party beneficiary of the terms and conditions of such an agreement, and McMoRan shall have the right to enforce such an agreement to the same extent as the parties thereto.

(j) McMoRan shall not take any action that would lessen, restrict, prevent or otherwise have an adverse effect upon the foregoing rights of PXP to Board representation (or representation on any committee thereof); provided, however, that McMoRan shall not be prohibited from taking such action that the Board determines may be necessary to (i) comply with any rule or regulation of the SEC or NYSE or (ii) comply with applicable Law.

Section 3.           Termination of Director Designation Rights.  Promptly upon receipt of a written request from McMoRan, if PXP and its Affiliates cease to Beneficially Own less than 10% of the issued and outstanding shares of McMoRan Common Stock, then PXP shall use its commercially reasonable efforts to cause one Designated Director to resign as a member of the Board and all committees thereof.  Promptly upon receipt of a written request from McMoRan, if PXP and its Affiliates cease to Beneficially Own less than 5% of the issued and outstanding shares of McMoRan Common Stock, then PXP shall use its commercially reasonable efforts to cause all Designated Director(s) to resign as members of the Board and all committees thereof.

Section 4.           Director Indemnification.  At all times while any Designated Director is serving as a member of the Board, and following any such Designated Director’s death, resignation, removal or other cessation as a director of McMoRan, each Designated Director shall be entitled to all rights to indemnification and exculpation as are then made available to any other member of the Board.  With respect to such rights of indemnification, as between McMoRan, on the one hand, and PXP and its Affiliates (other than McMoRan), on the other hand, McMoRan shall, in all events, be the full indemnitor of first resort and shall not be entitled to any contribution, indemnification or other payment by or from any of PXP or its Affiliates (other than McMoRan).

Section 5.            Standstill Agreement.

(a) PXP agrees that, without the prior written approval of at least a majority of the members of the Board who are not Designated Directors, neither PXP nor any of its Affiliates or representatives will, directly or indirectly:

(i)
in any way acquire, offer or propose to acquire or agree to acquire, Beneficial Ownership of any (x) McMoRan Common Stock if such acquisition would result in PXP and its Affiliates having Beneficial Ownership of more than [__]%1 of the outstanding shares of McMoRan Common Stock, or (y) any other debt or equity securities of McMoRan;

(ii)	commence any tender or exchange offer for any securities of McMoRan;

(iii)
enter into or agree, offer, propose or seek (whether publicly or otherwise) to enter into, or otherwise be involved in or part of, any acquisition transaction, merger or other business combination relating to all or part of McMoRan or any of its subsidiaries or any acquisition transaction for all or part of the assets of McMoRan or any of its subsidiaries or any of their respective businesses;

(iv)
make, or in any way participate in, any “solicitation” of “proxies” (as such terms are defined under Regulation 14A under the Exchange Act, disregarding clause (iv) of Rule 14a-1(l)(2) and including any otherwise exempt solicitation pursuant to Rule 14a-2(b)) or consents to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of McMoRan;

(v)	call or seek to call a meeting of the shareholders of McMoRan or initiate any stockholder proposal for action by shareholders of McMoRan;

(vi)
form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations thereunder) with respect to McMoRan Common Stock or other debt or equity securities of McMoRan, or seek, propose or otherwise act alone or in concert with others, to influence or control the management, board of directors or policies of McMoRan;

(vii)	publicly announce or disclose any intention, plan or arrangement inconsistent with the foregoing;

________________________

1 To equal the percentage owned by PXP after closing of the sale and the financing.

(viii)
bring any action or otherwise act to contest the validity of this Section 5 or seek a release of the restrictions contained herein, or make a request to amend or waive any provision of this Section 5; or

(ix)	take any actions which would be inconsistent with the purpose and intent of this Section 5;

provided that nothing in this Section 5 shall prevent PXP or its Affiliates from voting any shares of McMoRan Common Stock then Beneficially Owned by PXP or its Affiliates in any manner; and provided, further, that nothing in clauses (ii), (iii), (iv) or (v) of this Section 5(a) shall apply to any Designated Director solely in his or her capacity as a director of McMoRan.

(b) The provisions of Section 5(a) shall terminate, and shall be of no further force or effect, upon the last to occur of (i) the first date on which no Designated Directors shall have been members of the Board for the preceding six-month period, and (ii) PXP and its Affiliates Beneficially Owning fewer than 20% of the issued and outstanding shares of McMoRan Common Stock.

Section 6.  Transfer Restrictions.

(a) Restrictions on Transfer.  Except as otherwise permitted in this Agreement, during the twelve month period ending on the first anniversary of the date hereof, PXP will not, and shall cause its Affiliates not to, transfer, sell, assign, pledge or otherwise dispose, directly or indirectly (“Transfer”), of any shares of McMoRan Common Stock acquired pursuant to the Merger Agreement.  Following the first anniversary of the date hereof, PXP’s Transfers of McMoRan Common Stock under the Registration Rights Agreement shall be limited to Transfers (i) in Underwritten Offerings (as such term is defined in the Registration Rights Agreement), (ii) in periodic sales under a Registration Statement (as such term is defined in the Registration Rights Agreement) so long as, in the case of Transfers made pursuant to this clause (ii), the aggregate number of shares so Transferred in any three-month period does not exceed the amount permitted to be sold pursuant to the provisions of Rule 144(e) under the Securities Act, regardless of whether such shares are actually being Transferred in reliance on such Rule (it being understood that shares of McMoRan Common Stock sold in an Underwritten Offering shall not be taken into account in such calculation) and (iii) pursuant to the exercise of piggyback registration rights under the Registration Rights Agreement.  Any Transfer or attempted Transfer of shares of McMoRan Common Stock in violation of this Section 6 shall, to the fullest extent permitted by law, be null and void ab initio, and McMoRan shall not, and shall instruct its transfer agent and other third parties not to, record or recognize any such purported transaction on the share register of McMoRan.  PXP acknowledges that this Section 6 may be enforced by McMoRan at the direction of a majority of the members of the Board who are not Designated Directors.  Following the first anniversary of the date hereof, other than limitations on Transfer under the Registration Rights Agreement set forth in the second sentence of this Section 6(a), PXP may Transfer shares of McMoRan Common Stock in any way permitted by applicable law.

(b) Permitted Transfers.  Notwithstanding Section 6(a), PXP shall be permitted to Transfer any portion or all of its shares of McMoRan Common Stock at any time under the following circumstances:

(i)	Transfers to any direct or indirect wholly owned Subsidiary of McMoRan;

(ii)
Transfers pursuant to a merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction or change of control involving McMoRan or any of its subsidiaries, provided that such transaction has been approved by the Board;

(iii)
Transfers pursuant to a merger, tender offer or exchange offer or other business combination, acquisition of all or substantially all of the assets or similar transaction that would result in a change of control involving PXP;

(iv)	Transfers pursuant to the exercise of piggyback registration rights under the Registration Rights Agreement; and

(v)	pledges of McMoRan Common Stock under the PXP Credit Agreement or other bona fide instruments or agreements representing indebtedness for borrowed money.

(c) Hedging.  Except as prohibited by applicable law, notwithstanding anything contained in this Agreement to the contrary, PXP may enter into or effect any hedging transaction with respect to the Shares, including, without limitation, calls, puts and options.

Section 7.  Use of Information.  PXP shall not, and shall cause its Affiliates and each Designated Director not to, use nonpublic information obtained from the Designated Directors’ service on the Board in any manner adverse to McMoRan.

Section 8.  Nonsolicitation of Employees.  Until the first anniversary of the first date on which PXP shall no longer have the right to designate Designated Directors, PXP shall not, and shall cause its Affiliates and any employment agencies acting on its behalf not to, solicit, recruit or hire, without McMoRan’s express written consent, any Persons who are employed by McMoRan or any of its Affiliates immediately after the date hereof.  Notwithstanding the foregoing, this prohibition on solicitation, recruitment and hiring does not apply to actions taken solely as a result of an employee’s affirmative response to a general recruitment effort carried out through a public solicitation or general solicitation.

Section 9.  Legend.

(a) PXP agrees that all certificates or other instruments representing the shares of McMoRan Common Stock acquired pursuant to the Merger Agreement will bear a legend substantially to the following effect:

(i)
THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING

THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

(ii)
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN A STOCKHOLDER AGREEMENT, DATED AS OF [_________], 2010, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.

(b) Upon request of PXP, upon receipt by McMoRan of an opinion of counsel reasonably satisfactory to McMoRan to the effect that such legend is no longer required under the Securities Act and applicable state laws, McMoRan shall promptly cause clause (i) of the legend to be removed from any certificate for any shares of McMoRan Common Stock to be Transferred in accordance with the terms of this Agreement and clause (ii) of the legend shall be removed upon the expiration of such transfer and other restrictions set forth in this Agreement.

Section 10.  Amendment to Certificate of Incorporation.  McMoRan shall call, hold and convene a meeting of its stockholders at least once each year until the Amendment (as defined hereinafter) is approved by McMoRan’s stockholders (each such meeting, or any adjournments or postponements thereof, the “Stockholders Meeting”) for the purpose of approving and adopting an amendment to McMoRan’s certificate of incorporation (as in effect on the date hereof).  The form of such amendment (the “Amendment”) is set forth on Exhibit A hereto.  The first such Stockholders Meeting shall be held at the next regularly scheduled annual meeting of McMoRan’s stockholders.  Further, (i) the Board of Directors of McMoRan shall recommend that the stockholders of McMoRan vote in favor of the Amendment at each such Stockholders Meeting and the Board of Directors of McMoRan shall use its commercially reasonable efforts to solicit from stockholders of McMoRan proxies in favor of the Amendment and (ii) the proxy materials for each such Stockholder Meeting shall include a statement to the effect that the Board of Directors of McMoRan has recommended that McMoRan's stockholders vote in favor of the Amendment at each such Stockholders Meeting.  McMoRan may adjourn or postpone each such Stockholders Meeting to the extent necessary to ensure that any required supplement or amendment to the proxy materials for each such Stockholder Meeting is provided to McMoRan's stockholders and such stockholders have adequate time to review such supplement or amendment or, if as of the time for which any such Stockholders Meeting is originally scheduled, there are insufficient shares of McMoRan Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at such meeting.

Section 11.  Miscellaneous.

(a) Adjustments.  Notwithstanding anything herein to the contrary, all measurements and references in this Agreement related to McMoRan Common Stock shall be, in each instance, appropriately adjusted for any subdivisions or combinations of the McMoRan Common Stock, including but not limited to stock splits, stock combinations, stock distributions and the like.

(b) Entire Agreement.  The Merger Agreement and this Agreement constitute the entire agreement between the Parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.

(c) Notices.  All notices that are required or may be given pursuant to this Agreement shall be sufficient in all respects if given in writing.  Any such notice shall be deemed given (i) when made, if made by hand delivery, and upon confirmation of receipt, if made by facsimile, (ii) one Business Day after being deposited with a next-day courier, postage prepaid, or (iii) three Business Days after being sent certified or registered mail, return receipt requested, postage prepaid, in each case addressed as follows:

If to PXP, to:

Plains Exploration & Production Company
700 Milam Street, Suite 3100
Houston, Texas 77002
Fax: (713) 579-6231
Attention:  General Counsel

With a copy to (which copy shall not constitute notice):

Latham & Watkins LLP
717 Texas Avenue, Suite 1600
Houston, Texas 77002
Fax: (713) 546-5401
Attention:   Michael E. Dillard
     Sean T. Wheeler

If to McMoRan:

McMoRan Exploration Co.
1615 Poydras Street
New Orleans, Louisiana 70112
Fax: 504-585-3513
Attention:  John Amato

With a copy to (which copy shall not constitute notice):

Baker Botts L.L.P.
One Shell Plaza
910 Louisiana Street
Houston, Texas 77002
Fax: (713) 229-1522
Attention:   J. David Kirkland, Jr.
     M. Breen Haire

(d) Interpretation.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section references are to this Agreement unless otherwise specified.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  This Agreement is the product of negotiation by the Parties having the assistance of counsel and other advisers.  It is the intention of the Parties that this Agreement not be construed more strictly with regard to one Party than with regard to the others.

(e) Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.  Facsimiles of signatures or signatures delivered in portable document format (.pdf) will be deemed to be originals.

(f) Entire Agreement.  This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof, and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.

(g) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Agreement and the legal relations between the Parties shall be governed by and construed in accordance with the laws of the State of Delaware, United States of America without regard to principles of conflicts of laws that would direct the application of the laws of another jurisdiction.  Any action brought in connection with this Agreement shall be brought in the federal or state courts located in the City of Wilmington, Delaware.  The Parties hereto hereby (i) irrevocably consent to the personal jurisdiction and venue of such courts, and (ii) waive any claim (by way of motion, as a defense or otherwise) of improper venue, that such parties are not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Agreement or the subject matter may not be enforced in or by such court.  THE PARTIES HEREBY ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED BY AND HAVE CONSULTED WITH COUNSEL OF THEIR CHOICE, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTION DOCUMENTS, ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(h) Amendment; Waiver.  This Agreement may not be amended except by an instrument in writing signed by PXP and McMoRan.  Each Party may waive any right of such Party hereunder by an instrument in writing signed by such Party and delivered to PXP and McMoRan.

(i) Remedies.  The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached.  Each Party agrees that, in the event of any breach or threatened breach by any other Party of any covenant or obligation contained in this Agreement, the non-breaching Party shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach.  Each Party further agrees that no other Party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9(i), and each Party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.  Each Party further agrees that it shall not object to the granting of an order of specific performance, an injunction or other equitable relief on the basis that there exists an adequate remedy at law.  All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.

(j) Severability.  Any term or provision of this Agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and if any provision of this Agreement is determined to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable, in all cases so long as neither the economic nor legal substance of the transactions contemplated hereby is affected in any manner adverse to any Party or its equityholders.  Upon any such determination, the Parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the Parties as closely as possible and to the end that the transactions contemplated hereby shall be fulfilled to the maximum extent possible.

(k) Successors and Assigns; Third Party Beneficiaries.  Neither this Agreement nor any of the rights or obligations of any Party under this Agreement shall be assigned, in whole or in part (by operation of law or otherwise), by any Party without the prior written consent of the other Parties hereto.  Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Parties hereto and their respective successors and permitted assigns.  Nothing in this Agreement, express or implied, is intended to confer on any Person other than (a) the Parties hereto or (b) the Parties' respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

[Next page is the signature page.]

IN WITNESS WHEREOF, this Agreement has been signed by each of the Parties as of the date first above written.

PLAINS EXPLORATION & PRODUCTION COMPANY

By: ______________________________
Name:
Title:

MCMORAN EXPLORATION CO.

By: ______________________________
Name:
Title:

Signature Page to Stockholder Agreement

Exhibit A
Form of Amendment to Certificate of Incorporation

1.
Amend and restate the first parenthetical in the definition of “Interested Stockholder” in Article X, Section (k) of the McMoRan Amended and Restated Certificate of Incorporation as follows:  (other than the Corporation, any Subsidiary, Plains Exploration & Production Company, any Employee Benefit Plan or any fiduciary with respect to an Employee Benefit Plan acting in such capacity, any person owning Capital Stock as of November 9, 1998, or any Affiliate or Associate of any of the foregoing)

2.
Add the following language at the end of the definition of “Continuing Director” in Article X(f) of the McMoRan Amended and Restated Certificate of Incorporation: “For purposes of this Amended and Restated Certificate of Incorporation, directors who are not nominated for or designated for election by an Interested Stockholder shall not be deemed to be an Affiliate or Associate of such Interested Stockholder.”